Certificate of Incorporation
-of-
Phelps Dodge Enfield
International Corporation
—o0o—
     FIRST: The name of the Corporation is Phelps Dodge Enfield International Corporation.
     SECOND: The principal office of the Corporation in the State of Delaware is to be located in the City of Dover, in the County or Kent. The name or its resident agent is the United States Corporation Company, whose address is 129 South State Street in said city.
     THIRD: The nature of the business and the objects or purposes to be transacted, permitted or otherwise carried on by the Corporation are as follows:
     1. To manufacture, buy, sell, export, import and otherwise deal in conduit, cable, wire, rods, bars, strips, sheets, molding tubes and other shapes or forms, devices and supplies, made of copper, steel, aluminum or other metals or alloys, or of plastic or any other material, for electrical, building, manufacturing, lighting, transmission, irrigation, power generation, household, or any other purposes.
     2. To adopt, apply for, obtain, register, purchase, lease and otherwise acquire, procure licenses under, maintain, protect, hold, control, own, use, exploit, operate, introduce, develop, pledge, sell, assign, grant, grant licenses and other rights with respect to and otherwise dispose of, and generally deal in and with technical data and know-how, inventions, improvements, processes, copyrights, patents, trademarks, formulae, trade names, labels, distinctive marks and similar rights of any nature and whether or not granted, registered or established by or under the laws of the United States, any State thereof or of any other country or place.
     3. To mine, mill, concentrate, smelt, convert, treat, prepare for market, manufacture, sell, exchange and otherwise produce and deal in copper, gold, silver, lead, zinc, iron, aluminum and all other kinds of ores, minerals and metals, petroleum, natural gas, and other materials and goods and merchandise of every nature and description.
     4. To explore and prospect for, examine, investigate, survey, locate, appraise, purchase, exchange, take on lease or Sublease, and otherwise acquire, own, hold, use, occupy, operate, work, manage, control, maintain, develop, improve, exploit, mortgage and otherwise encumber, bargain, sell, grant, assign, transfer, convey, let or sublet, and otherwise dispose of, and generally deal in and with mines, mining districts, mining rights, claims, concessions, quarries, mineral deposits, coal mines, timber lands, and rights, water rights and ways, grants, lodes, beds, deposits containing or supposed to contain minerals, metals or ores of any kind, or petroleum or natural gas or any other raw materials which may be used or put to account in the business of the Corporation.
     5. To purchase, lease and otherwise acquire, erect, construct, make, improve, maintain and operate, or aid in or subscribe towards the erection, construction, making, improvement, maintenance and operation of, mills, smelters, refineries, factories, plants, laboratories, shops, store houses, townsites, tanks, buildings, roads, water courses, reservoirs, dams, power plants, docks, piers, wharves, machinery, a railroad or railroads outside the State of Delaware, cars and other rolling stock, steamers, steamboats, tugs, barges, vessels, airplanes and other aircraft whether lighter or heavier than air, radio stations and telephone and telegraph systems outside the State of’ Delaware, works and structures of every kind and description, in so far as the same may appertain to or be useful in the conduct of the business of the Corporation.
     6. To assist and advise and to render technical services to any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or other entity located in or organized under the laws of any part of the world in every aspect of commercial, mercantile, manufacturing, mining, industrial or other enterprise, business, work, undertaking, venture or operation, including without limitation matters of planning, financing, construction, training, fabrication, research and continuing operations.
     7. To cause to be organized under the laws of any state, district, territory, possession or country, a corporation or corporations for the purpose of accomplishing any or all of the purposes for which the Corporation is organized, and to cause the same to be dissolved, wound-up, liquidated, merged or consolidated; to sell, lease or otherwise dispose of to any such corporation or to any other corporation, company, association, trust, firm or person, the whole or any part of the property and assets of the Corporation, including its good will and the right to assume its name, and to receive and accept in payment or exchange therefor, stocks, bonds, notes, debentures, securities or other obligations of the transferee or of any other corporation, company, association, trust, firm or person; and to consolidate or merge with or into any such corporation or any other corporation, company, trust or association of any state, district, territory, possession or country by any lawful method and upon any lawful terms.
     8. To take, buy, purchase, exchange, take on lease and sublease, and otherwise acquire, own, hold, use, occupy, manage, control, maintain, improve, develop, mortgage and ·otherwise encumber, bargain, sell, grant, assign, transfer, convey, let or sublet, and otherwise dispose of, and generally deal in and with real estate, real property and any and all interests and rights therein and thereto, located in any part of the world.
     9. For any purpose, upon any terms and without limit, to borrow or raise money, and to issue, draw, make, accept, endorse, guarantee, sell and dispose of bonds, debentures, notes, drafts, bills of exchange, warrants, certificates of indebtedness, certificates of interest and other obligations and securities of the Corporation, secured or unsecured and howsoever evidenced, and as security therefor to mortgage, pledge, convey, assign in trust or grant any charge or impose any lien upon all or any part of the real or personal property, rights, interests or franchises of the Corporation, whether owned by it at the time or thereafter acquired, and to lend money or other property with or without collateral security.
     10. To promote, finance, aid and assist, financially and otherwise, any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or other entity, located in or organized under the laws of any part of the world, any stock, share, voting trust certificate, bond, mortgage, debenture, note, land trust certificate, right, warrant, scrip, commercial paper, chose in action, contract, evidence of indebtedness, certificate of interest or other obligation or security of which is held directly or indirectly by or for the Corporation, or in the business, financing or welfare of which the Corporation shall have any interest; and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of any such entity, and to guarantee by endorsement or otherwise the payment of the principal of or interest or dividends on or sinking fund payments with respect to any such security of any such entity or any other payments whatsoever to be made by it; and to join in any reorganization with respect to any such entity.
     11. To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, mercantile, manufacturing, mining, or industrial enterprise, business, work, contract, undertaking, venture and operation in any part of the world; and for any such purpose to purchase, lease and otherwise acquire, take over, own, hold, sell, liquidate and otherwise dispose of the real estate, plants, equipment, inventory, merchandise, materials, stock, goodwill, rights, franchises, patents, trademarks and trade names and other properties of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and entities located in or organized under the laws of any part of the world; to continue, alter, extend and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs, and to take over as a going concern and to continue in its own name any business so acquired.
     12. To pay for any property, securities, rights, or interests lawfully acquired by the Corporation in cash or other property, rights or interest held by the Corporation or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes, warrants for stock, certificates of indebtedness or other obligations or securities howsoever evidenced.
     13. To purchase, hold, cancel, reissue, sell, resell and transfer shares of its own capital stock and its own bonds, debentures, warrants, rights, scrip or other obligations or securities of any nature howsoever evidenced; provided that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.
     14. To carry on all or any part of its business, objects or purposes as principal, factor, agent, contractor, trustee or otherwise, either alone or associated with any corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity in any part of the world.
     15. In carrying on its business and for the purpose of furthering its objects and purposes, to enter into and perform agreements and contracts of any nature with any government, state, territory, district, municipality, political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever.
     16. To conduct its business in any and all branches thereof, so far as permitted by law, in the State of Delaware, other States of the United States, the District of Columbia, the territories, colonies, possessions and dependencies of the United States and in foreign countries, and to maintain one or more offices and agencies either within or anywhere without the State of Delaware, and to hold, purchase, mortgage, convey and otherwise deal in and with real and personal property out of as well as within the State of Delaware.
     17. To do any and all other acts and things necessary, appropriate or convenient for the furtherance of the business, objects and purposes herein enumerated and for the exercise of the powers herein conferred.
     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is eleven thousand three hundred (11,300) shares with a par value of One Hundred Dollars ($100) each, all of which shall be Common Stock.
     The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

     FIFTH: The names and places of residence of each of the incorporators are as follows:

Name	Place of Residence

Stanley R. Resor	93 West Street New Canaan, Connecticut

D. Broward Craig	63-06 75th Street Middle Village 79, New York

Philip S. Winterer	24A Garden Place Brooklyn 1, New York
     SIXTH: The Corporation is to have perpetual existence.
     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to make, alter and repeal by-laws (except to the extent that provisions of by-laws adopted by the stockholders may otherwise provide), which by-laws may contain provisions requiring that the affirmative vote of a larger number of directors than a majority of a quorum must be obtained for the Board of Directors to act with respect to some or all matters. By-laws made by the Board of Directors may be amended, altered, changed or repealed, and new bylaws may be made, by the stockholders at any annual or special meeting if (a) notice of the proposed alteration or repeal or new by-law is included in the notice or waiver of notice of the meeting and (b) such amendment, alteration, change, repeal or new by-law is authorized by the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding stock of the Corporation entitled to vote.
     NINTH: The number of directors of the Corporation shall be fixed, and may be altered from time to time, as provided in the by-laws. Vacancies in the Board of Directors may be filled as provided in the by-laws. Any director may be removed, by a majority vote of the stockholders entitled to vote for the election of such director at any annual or special meeting thereof, for any cause deemed sufficient by such meeting, as provided in the by-laws. Directors need not be stockholders.
     TENTH: The Board of Directors shall have power from time to time to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created, and to fix from time to time the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose.

     ELEVENTH: Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings and to have one or more offices within or anywhere without the state of Delaware, and to keep the books of the Corporation (except as at the time otherwise required by statute) outside of the State of Delaware, at such places as from time to time may be designated by the Board of Directors.
     TWELFTH: All corporate powers and authority of the Corporation, except as at the time otherwise provided by statute or by this Certificate of Incorporation or by the by-laws, shall be vested in and exercised by the Board of Directors.
     THIRTEENTH: No director of the Corporation shall be disqualified by his office from dealing or contracting with the Corporation as vendor, purchaser or otherwise, nor shall any contract or other transaction of the Corporation be void or voidable by reason of the fact that any of its directors or any firm or association of which any of its directors are members or any corporation of which any of its directors are stockholders, directors or officers, is in any way interested in such transaction or contract, provided that the fact of such interest be disclosed or known to the Board of Directors and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or Directors may be counted in determining the presence of a quorum at such meeting. No director shall be liable in any way with respect to any such transaction or contract which shall be authorized, approved or ratified as aforesaid. This Article THIRTEENTH shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.
     FOURTEENTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of this Corporation or of any corporation which he served as such at the request of this Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law.
     FIFTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     SIXTEENTH: The Corporation reserves the right from time to time, and at any time, by the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding stock of the Corporation entitled to vote, to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights herein conferred upon stockholders are granted subject to such reservation.
     We, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation in pursuance of the laws of the State of Delaware, do make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 3rd day of July, 1962.

/s/ Stanley R. Resor [L.S.]
Stanley R. Resor

/s/ D. Broward Craig [L.S.]
D. Broward Craig

/s/ Philip S. Winterer [L.S.]
Phillip S. Winterer

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)
Be it remembered that on this 3rd day of July, 1962, personally came before me, Dorothy Halpern, a Notary Public in and for the County and State aforesaid, STANLEY R. RESOR, D. BROWARD CRAIG and PHILIP S. WINTERER, parties to the foregoing Certificate of Incorporation known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.
     Given under my hand and seal of office the day
and year aforesaid.

/s/ Dorothy Halpern
Notary Public
Dorothy Halpern Notary Public, State of New York No. 24-1644700 Qualified in King’s County Cert. filed in New York County Commission Expires March 30, 1963

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PHELPS DODGE ENFIELD INTERNATIONAL CORPORATION
TO CHANGE ITS NAME TO
PHELPS DODGE ENFIELD CORPORATION
Adopted in accordance with the provisions of
Sections 242 and 228 of the General Corporation
Law of the State of Delaware.
*****
     We, ROBERT E. BENEDICT, Vice President, and JOHN E. MASTEN, Secretary, of Phelps Dodge Enfield International Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:
     FIRST, That on the 24th day of January 1967, the written consent of all of the Stockholders entitled to vote of Phelps Dodge Enfield International Corporation was given, in accordance with Section 228 of the General Corporation Law of the State of Delaware, to the proposed amendment to the Certificate of Incorporation.
     SECOND: That the following is a true and correct copy of the amended Article FIRST of the said Certificate of Incorporation as consented to in writing by all of the stockholders as aforesaid:
     “The name of the Corporation is Phelps Dodge Enfield Corporation.”
     THIRD: That such amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, WE, ROBERT E. BENEDICT, Vice President, and JOHN E. MASTEN, Secretary, of Phelps Dodge Enfield International Corporation, have signed this certificate and caused the corporate seal of the corporation to be hereunto affixed this 20th day of February 1967.

/s/ Robert E. Benedict
Vice President

/s/ John E. Masten
Secretary

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)
     BE IT REMEMBERED, that on this 20th day of February, 1967, personally came before me, Paul Louis [name illegible], a Notary Public in and for the County and State aforesaid, commissioned and sworn to take acknowledgments or proofs of deeds, ROBERT E. BENEDICT, Vice President of Phelps Dodge Enfield International Corporation, a corporation of the State of Delaware, the corporation described in the foregoing Certificate, known to me personally to be such, and he the said ROBERT E. BENEDICT, as such Vice President, acknowledged the said Certificate to be his act and deed and made on behalf of said corporation; that the signatures of said Vice President and of the Secretary of said corporation to said foregoing Certificate are in the handwriting of the said Vice President and of the Secretary of said Corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation, and that his act of sealing, executing, acknowledging and delivering the said Certificate was duly authorized by the directors and with the written consent of the holders of record of all the shares of said corporation entitled to vote on an amendment to the certificate of incorporation of the corporation, at time outstanding.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Paul Louis [name illegible]
Paul Louis [name illegible]
Attorney & Counsellor at Law Notary Public, State of New York No. 31-5157935

CERTIFICATE OF REDUCTION OF CAPITAL
OF
PHELPS DODGE ENFIELD CORPORATION
Adopted in accordance with the provisions of Section 244 of the General Corporation Law of the State of Delaware.
     We, Julio Bague, Vice President and F. Brian Harvey, Secretary, respectively of PHELPS DODGE ENFIELD CORPORATION (the “Corporation”), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
     FIRST: That the Board of Directors of the Corporation, by Written Consent No. 21 of All Directors, dated August 21, 1978, and signed by all its Directors, adopted a resolution deeming it advisable and recommending to its two shareholders, that the Corporation reduce its capital, from One Million One Hundred Thirty Thousand Dollars ($1,130,000) to Eight Hundred Thousand Dol1ars ($800,000).
     SECOND: That by Written Consent No. 16 of All Stockholders of PHELPS DODGE ENFIELD CORPORATION, dated August 24, 1978 and signed by the two stockholders of the Corporation, being all its stockholders, said stockholders adopted a resolution duly reducing the capital of said Corporation from One Million, One Hundred Thirty Thousand Dollars ($1,130,000), (composed of 11,300 common voting shares, par value $100 each share) to Eight Hundred Thousand Dollars ($800,000), (composed ·of 8,000 common voting shares, par value $100 each share), constituting a total reduction of Three Hundred Thirty Thousand Dollars ($330,000), (equal to 3,300 shares), and the manner in which such reduction was effected was:
     The Corporation paid $139,183.33 cash to Promotrade Establishment, one of its two stockholders in full purchase and exchange for all of the 3,300 common voting shares of the Corporation owned by Promotrade Establishment.
     THIRD: That the assets of the Corporation remaining after such reduction of capital are sufficient to pay any debts of said Corporation, payment of which has not otherwise been provided for.
     IN WITNESS WHEREOF, we have signed this CERTIFICATE of Reduction of Capital of PHELPS DODGE ENFIELD CORPORATION, this 26th day of October, 1978.

/s/ Julio Bague
Julio Bague
Vice President

ATTEST:
/s/ F. Brian Harvey
F. Brian Harvey
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PHELPS DODGE ENFIELD CORPORATION
Adopted in accordance with the provisions of
Sections 242 and 228 of the General Corporation
Law of the State of Delaware.
We, Julio Bague, Vice President and F. Brian Harvey, Secretary, respectively of PHELPS DODGE ENFIELD CORPORATION (the “Corporation”), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
     FIRST: That by Written Consent No. 16 of All Stockholders, entitled to vote of PHELPS DODGE ENFIELD CORPORATION, dated August 24, 1978, written consent was given, in accordance with Section 228 of the General Corporation Law of the State of Delaware, to the proposed amendment to the Certificate of Incorporation.
     SECOND: That the following is a true and correct copy of the amended Article FOURTH of the said Certificate of Incorporation as consented to in writing by all of the stockholders as aforesaid:
“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is eight thousand (8,000) shares with a par value of One Hundred Dollars ($100) each, all of which shall be Common Stock.
The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($l,000)”.
     THIRD: That such amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware. A Certificate of Reduction of Capital is being filed with this Amendment.
     IN WITNESS WHEREOF, WE, Julio Bague, Vice President, and F. Brian Harvey, Secretary, of PHELPS DODGE ENFIELD CORPORATION [illegible], have signed this Certificate of Amendment of Certificate of Incorporation of PHELPS DODGE ENFIELD CORPORATION this 26th day of October, 1978.

/s/ Julio Bague
Julio Bague
Vice President

ATTEST:
/s/ F. Brian Harvey
F. Brian Harvey
Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
*****
     Phelps Dodge Enfield Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of New Castle.
     The Board of Directors of Phelps Dodge Enfield Corporation adopted the following resolution on the 28th day of October, 1998.
     Resolved, that the registered office of Phelps Dodge Enfield Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, Phelps Dodge Enfield Corporation has caused this statement to be signed by Robert C. Swan, its Vice President/Secretary, this 29th day of January, 1999.

/s/ Robert C. Swan
Robert C. Swan, Vice President/Secretary

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
PHELPS DODGE ENFIELD CORPORATION
(a Delaware corporation)
     Phelps Dodge Enfield Corporation, a corporation organized and existing under the laws Of the State of Delaware (the “Corporation”), does hereby certify as follows:
     A. The name of the Corporation is Phelps Dodge Enfield Corporation.
     B. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 5, 1962 under the name Phelps Dodge Enfield International Corporation.
     C. The amendment herein certified has been duly adopted by written consent of the sole shareholder of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.
     D. Article Third of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law (the “DGCL”). The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the DGCL.
     IN WITNESS WHEREOF, Phelps Dodge Enfield Corporation has caused this Certificate of Amendment to be signed this 31st day of October, 2007.

PHELPS DODGE ENFIELD CORPORATION
/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President General Counsel and Secretary